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                                                                   EXHIBIT 23(d)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports on the audited financial statements of Dock Truck Express, Inc., dated August 29, 1996, Pronto Delivery Services, Inc., dated August 15, 1996; and RUSHTRUCKING, Inc., dated August 22, 1996 included in the Form 8-K as filed by Corporate Express, Inc., on September 19, 1996, and to all references to our Firm included in this registration statement.

                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP

Houston, Texas
November 13, 1996